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Exhibit 23.4

[Letterhead of Gustavson Associates, LLC]

CONSENT OF GUSTAVSON ASSOCIATES, LLC

        The undersigned, Gustavson Associates, LLC, hereby states as follows:

        Our firm prepared an independent review and a preliminary assessment, completed in 2006 (the "2006 Review") concerning mineralized material in the Mt. Todd property, for Vista Gold Corp. (the "Company"), portions of which are summarized under the caption "Item 2. Properties — Mt. Todd — Geology" in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 (the "Form 10-K").

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254, 333-102384, 333-104443, 333-120335, 333-129720, 333-132975 and 333-136980) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621 and 333-134767) of the Company of the summary information concerning the 2006 Review, including the reference to our firm included with such information, as set forth above in the Form 10-K.

Gustavson Associates, LLC
	By:	/s/ JOHN W. ROZELLE Name: John W. Rozelle, P.G. Title: Principal Geologist
Date: March 12, 2007

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CONSENT OF GUSTAVSON ASSOCIATES, LLC